Exhibit 99.1

Wednesday, September 21, 2011

8:00 a.m. Eastern

Market Leader Acquires RealEstate.com

Real Estate’s Most Recognized Address Will Help Engaged Home Buyers and Sellers Get the

Information They Need and Connect with Leading Real Estate Professionals

KIRKLAND, WA (September 21, 2011) — Market Leader (NASDAQ: LEDR) (www.marketleader.com), a leader in online marketing and technology solutions for real estate professionals, today announced the acquisition of RealEstate.com, one of the most recognized addresses in the online real estate category, with consistent organic traffic and significant potential for further growth.

The acquisition includes the RealEstate.com website as well as a national network of more than 250 participating brokerage companies and hundreds of other real estate domains that Market Leader expects to put to work for its real estate professional customers.

“We believe Market Leader is in a unique position to put this high potential website to work for the thousands of brokerage companies and agents who depend upon us for high quality software and performance marketing solutions,” said Ian Morris, CEO of Market Leader. “We are committed to helping our customers meet engaged home buyers and sellers, and RealEstate.com will help us meet the rapidly growing demand for our services while at the same time lowering our costs to deliver them.”

This is the latest in a series of strategic moves in recent months that solidify Market Leader’s position as a leading marketing and technology partner to the real estate industry. Earlier this year, Market Leader released the industry’s first click-to-close software platform, which is now being used by Keller Williams to power its award-winning eEdge platform.

The company has also continued to extend and enhance this platform with the acquisitions of kwkly, a leading mobile lead generation solution, and SharperAgent, one of the industry’s leading real estate marketing suites, and with the launch of Market Insider, a comprehensive neighborhood information tool.

Market Leader’s second quarter revenue increased 43 percent over the same quarter last year and the company has more than tripled the number of real estate professionals using its software and services platform to more than 60,000.

“Market Leader’s leadership with this and other recent strategic acquisitions demonstrates their willingness to take advantage of the attractive opportunities made available to them by the downturn in real estate,” said Steve Murray, editor of REAL Trends. “The acquisition of RealEstate.com is a key move for them and should mean increased benefits for their brokerage customers.”

Market Leader plans to enhance and expand RealEstate.com into a premier destination for consumers, while creating new opportunities for its real estate professional customers to build relationships with engaged home buyers and sellers. The new and enhanced website will also leverage Market Leader’s national network of MLS partnerships to create a nationwide real estate website with an unmatched consumer experience.

“Market Leader has secured what is perhaps real estate’s most recognizable address, and one with a history and domain authority that would be very difficult for anyone to replicate,” said Neil Patel, a nationally-recognized SEO expert and advisor to companies including Amazon, AOL, General Motors, HP and Viacom. “RealEstate.com is a domain that I expect will only appreciate in value, and one that has great potential to be built into a category leader.”

Real estate professionals interested in learning more about what RealEstate.com and Market Leader can do to do help them grow their business can call 1-800-984-7037 or visit www.marketleader.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues from the company’s software-as-a-service products, to continue to maintain current customer retention levels, to maintain conversion rates of customers acquired through promotional offers, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, to leverage assets in the acquisition of RealEstate.com to improve operating results, and to expand into new lines of business. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

About Market Leader

Market Leader (NASDAQ: LEDR) provides more than 60,000 real estate agents, teams, brokerage companies, and franchises with a complete lead-to-close real estate marketing and technology system that enables them to grow and manage their business. Founded in 1999 by a second-generation real estate agent, Market Leader enables success for its customers with subscription-based real estate marketing software, a complete contact management system and advertising products that enable them to generate a steady stream of prospects, plus the systems and training they need to convert these prospects into clients.

With a long history of innovation, Market Leader pioneered online lead generation for real estate professionals a decade ago and today is the leading marketing partner to the real estate industry. Market Leader’s national consumer real estate sites provide its customers with access to millions of future home buyers and sellers while providing consumers with free access to the information they seek throughout the home buying and selling process.

For more information on Market Leader visit www.marketleader.com.

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

877-291-0006

matt@heinzmarketing.com

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425-952-5801

markl@marketleader.com